Consent of Independent Registered Public Accounting Firm




We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated July 15, 2004, relating to the financial statements and financial highlights which appear in the June 30, 2004 Annual Reports to Shareholders of the UMB Scout WorldWide Select Fund and the UMB Scout WorldWide Fund (series of UMB Scout WorldWide Fund, Inc.), which are also incorporated by reference into the Registration Statement.


                                          /s/  BKD, LLP


October 13, 2004
Houston, Texas